Boston
                                             December 18, 1996



Prudential Mutual Fund

Management
LLC
Gateway
Center
Three
100
Mulberry
Street, 9th
floor
Newark, New
Jersey
07102-4077

              Re:  Prudential Equity Income Fund -
                   Rule 24f-2 Notice for Fiscal Year
                     Ended October 31, 1996
Ladies and Gentlemen:
    You have requested our opinion as to certain matters of Massachusetts law in connection with the Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Notice"), for the fiscal year ended October 31, 1996, being filed by Prudential Equity Income Fund (formerly "Prudential-Bache Equity Income Fund"), a trust with transferable shares (the "Fund"), established under Massachusetts law pursuant to a Declaration of Trust dated September 18, 1986, as amended by Amendments dated November 6, 1986, January 11, 1990, and March 1, 1991, as amended and restated by an Amended and Restated Declaration of Trust dated August 16, 1994, as further amended by an Amendment dated December 14, 1995, and as supplemented by a Certificate of Designation of Series dated January 11, 1990, as amended and restated by an Amended and Restated Certificate of Designation of Series dated July 27, 1994 (as so amended, amended and restated, further amended, and supplemented, the "Declaration").

    We have reviewed the actions taken by the Trustees of the Fund to organize the Trust and
to authorize the issuance and sale of the several series of shares of beneficial interest, par value $.01 per share (the "Shares"), authorized by the Declaration. In this connection we have examined and are familiar with the Declaration, the By-laws of the Fund, the Notice, the most recent forms of the Prospectus and the Statement of Additional Information included in the Fund's Registration Statement on Form N-1A, the records of the actions of the Trustees of the Fund to organize the Fund and to authorize the issuance of Shares, certificates of Trustees and officers of the Fund and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

    Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of The Commonwealth of Massachusetts:

      1.  The Fund is validly existing as a trust with transferable shares of the type
    commonly called a Massachusetts business trust.

       2.  The Fund is authorized to issue an unlimited number of
                       Shares; the Shares of each
    series issued by the Fund during the fiscal year ended
October 31, 1996 (the "Issued
    Shares") were duly and validly authorized by all requisite action of the Trustees of the Fund,
    and no action of shareholders of the Fund was required in such connection.

      3.  The Issued Shares were validly and legally issued by the
                          Fund, and all of the
    Issued Shares which remained outstanding at October 31, 1996 were fully paid and non-as-
    sessable by the Fund.

    With respect to the opinion stated in paragraph 3 above, we wish to point out that the
shareholders of a Massachusetts business trust may under some circumstances be subject to assess-ment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the
                       Declaration and the laws of
Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

    We hereby consent to the filing of this opinion with the Securities and Exchange
Commission in connection with the Notice, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                             Very truly yours,

                             SULLIVAN & WORCESTER LLP

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